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                                                                  Exhibit 10.5


                         PARTNERSHIP SERVICES AGREEMENT

                 This Partnership Services Agreement (this "Agreement") is made and entered into as of November 8, 1996 by and among Doubletree Corporation, a Delaware corporation ("Parent"), Red Lion Hotels, Inc., a Delaware corporation ("RLI") and Red Lion, a California Limited Partnership (the "Partnership") and the undersigned affiliates of the Partnership (the "Affiliates" and together with the Partnership, "Partnership Group").

                                    RECITALS

                 WHEREAS, pursuant to a Contribution Agreement dated August 1, 1995 between the Partnership and RLI, the Partnership retained certain interests in the hotels described in Exhibit A hereto (the "Retained Hotels");

                 WHEREAS, pursuant to the RLH Partnership, L.P. Contribution Agreement dated August 1, 1995 between the Partnership and RLH Partnership, L.P., a Delaware limited partnership ("Newpart"), the Partnership transferred to Newpart certain interests in the Retained Hotels;

                 WHEREAS, pursuant to the Lease dated August 1, 1995 between Newpart and RLI (the "Master Lease"), Newpart has leased the Retained Hotels to RLI;

                 WHEREAS, RLI provides certain services to the Partnership Group with respect to the Retained Hotels pursuant to that certain Service Agreement dated August 1, 1995 (the "Service Agreement");

                 WHEREAS, the Partnership Group has guarantied performance and payment of certain obligations of RLI to third parties set forth on Exhibit B hereto; and

                 WHEREAS, as a result of the merger of RLH Acquisition Corp., a wholly owned subsidiary of Parent ("Merger Sub") with and into RLI, effective as of the date hereof, the parties to the Service Agreement now desire to terminate the Service Agreement and replace it with this Agreement.

                                   AGREEMENT

                 NOW, THEREFORE, in acknowledgement of the foregoing recitals and in consideration of the mutual agreements expressed herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows.





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                 1.       Termination of Services Agreement.  RLI and the
Partnership Group agree to terminate the Service Agreement effective as of the date hereof, without affecting RLI's right to be paid all sums due and owing under the Service Agreement prior to the date hereof, all of which shall be paid promptly after the date hereof. Notwithstanding the fact that the Service Agreement provides for quarterly payouts of the fee due thereunder, for purposes of calculating the amount due to RLI pursuant to this Section 1, if the Service Agreement is terminated on any day other than the last day of the quarter, then that portion of the fee that would be due for such quarter shall be prorated based on the number of days that have lapsed in such quarter prior to the date of the termination of the Service Agreement.

                 2.       Support Services.

                 The Partnership Group may request that Parent provide reasonable support services, including but not limited to, legal, accounting, financial or tax services, and Parent agrees to provide such requested services at such times and for such payments to Parent as the Partnership Group and Parent shall mutually agree.

                 Parent shall, or shall cause RLI to, (i) make available to the Partnership, RLI's agents and employees and its books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by RLI pertaining to its business ("books and records") (and the assistance of RLI's employees responsible for such books and records) during regular business hours and (ii) maintain and preserve all such books and records for a period of 9 years after the date hereof. Upon Parent's request, the Partnership shall reimburse Parent for any extraordinary costs or expenses incurred by RLI or Parent in connection with complying with this paragraph.

                 3.       Indemnities and Guaranties of Parent.

                 (a) Parent agrees to indemnify and hold harmless the Partnership, Newpart, and each of their respective partners and affiliates, and all of such person's officers, directors, employees, shareholders and agents, and any of the foregoing's successors and assigns (collectively, the "Indemnified Parties") from and against all liabilities, costs, losses, claims, damages and expenses ("Damages") incurred in connection with, arising out of, or resulting from any of the guaranties provided by any Indemnified Party for the benefit of RLI as set forth on Exhibit B hereto.

                 (b) Parent agrees to guaranty the punctual payment and performance of any and all liabilities and obligations of RLI and its subsidiaries owed to the Indemnified Parties arising out of or related to (i) any contract, agreement, instrument or document set forth on Section 3.17 of the Disclosure Schedule to the Agreement and Plan of Merger dated September 12, 1996 by and among Parent, RLI and Merger Sub, other than RLI's liabilities and obligations under the Master Lease which are guarantied by Parent pursuant to a Guaranty of Lease Obligations dated of even date herewith, and (ii) RLI's business (the





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"Obligations").  Parent hereby waives diligence, presentment, demand of payment, notice of dishonor or nonpayment, protest and notice of protest of any such Obligation, suit or taking other action by the Indemnified Parties against, and giving any notice of default or other notice to, or making any demand on, RLI or its subsidiaries with respect to the Obligations, except such rights to diligence, presentment, demand of payment, notice of dishonor or nonpayment, protest and notice of protest, notices and/or grace periods as are available to RLI or its subsidiaries, as the case may be, in connection with any such Obligation. Subject to this Section 3, Parent's guaranty is a guarantee of payment and not of collection only, is a primary obligation and is an absolute, unconditional, continuing and irrevocable guaranty of performance and payment. In determining Parent's liability hereunder, Parent shall have the right to assert or take advantage of any right or defense, and to assert any right to offset or claimed offset related to such right or defense, in each case then available to RLI or its subsidiaries, as the case may be, in connection with the Obligation that is subject to such right or defense, provided that Parent may not assert any right or defense of RLI or its subsidiaries, as the case may be, that may arise in connection with any event set forth in the last sentence of this paragraph. To the extent enforceable by law, Parent will not assert, plead or enforce against the Indemnified Parties any defense of waiver, release, discharge or disallowance in bankruptcy, anti-deficiency statute, or unenforceability which may be available to Parent. The liability of Parent under this guaranty shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting RLI or any of its subsidiaries or any of their respective assets.

                   4.       Management of Leased Properties.

                 Parent agrees not to, and agrees to cause RLI not to, take any action which would result in the breach of Section 7.03 of the Credit Agreement among RLH Partnership, L.P., various lending institutions and Credit Lyonnais New York Branch as Administrative Agent dated as of July 31, 1995.





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                 5.       Non-Recourse.

                 Notwithstanding any provisions hereof, none of the obligations of the Partnership or Newpart under or contemplated by this Agreement shall be an obligation of any officer, director, stockholder, limited partner, general partner or owner of the Partnership or Newpart or any of their respective officers, directors, stockholders, limited partners, general partners or owners, or successors or assigns. Any monetary liability of the Partnership or Newpart under this Agreement shall be satisfied solely out of the assets of the Partnership. Each of the Partnership and Newpart hereby irrevocably waives any right it may have against any such officer, director, stockholder, general partner, owner, successor or assign identified above as a result of the performance of the provisions under or contemplated by this Agreement. This provision shall survive any termination of this Agreement.

                 6.       Successors and Assigns.

                 This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

                 7.       Amendment.

                 This Agreement may be amended only by a written agreement signed by the parties.

                 8.       Governing Law.

                 This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

                 9.       Specific Performance.

                 RLI and Parent agree that monetary damages would not be adequate compensation for any loss incurred by the Partnership Group by reason of a breach of the provisions of this Agreement by RLI or Parent. Therefore, Partnership Group shall be entitled to specific performance of the provisions of this Agreement and RLI and Parent each hereby waives the claim or defense that there exists an adequate remedy at law to redress the nonperformance or other breach of this Agreement.

                 10.      Agreement to Perform Necessary Acts.

                 Each party agrees to perform any further acts and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.





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                 11.      Invalid Provision.

                 The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

                 12.      No Waiver of Breach.

                 No failure by the Partnership Group to insist upon the strict performance of any covenant, agreement, term or provision of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or subsequent breach of such covenant, agreement, term or provision. No waiver of any breach shall affect or alter this Agreement and this Agreement shall remain in full force and effect.

                 13.      Entire Agreement.

                 This instrument evidences the entire agreement of the parties with respect to the matters covered herein, and supersedes all prior oral or written agreements or other understandings, including the Service Agreement.

                 14.      Counterparts.

                 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





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                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

"Parent"               Doubletree Corporation, a Delaware
                       corporation



                                    -----------------------------------------
                                By:
                                Its:

"RLI"                  Red Lion Hotels, Inc., a Delaware
                       corporation



                                    -----------------------------------------
                                By:
                                Its:

"Partnership"          Red Lion, a California Limited
                       Partnership

                                By:                RLA-GP, Inc., a Delaware
                                                   corporation
                                                   Its:     General Partner



                                                       ----------------------
                                                   By:
                                                   Its:

"Affiliate"            Red Lion G.P., Inc., a Delaware
                       corporation



                                    -----------------------------------------
                                By:
                                Its:

"Affiliate"            RLH Partnership, L.P., a Delaware
                       limited partnership

                                By:                Red Lion G.P., Inc., a
                                                   Delaware corporation
                                                   Its:     General Partner





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                                        ______________________
                                     By:
                                     Its:





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                          EXHIBIT A:  RETAINED HOTELS


         Red Lion's Sacramento Inn
         1401 Arden Way
         Sacramento, California 95815

         Red Lion Hotel, Sonoma County
         One Red Lion Hotel Drive
         Rohnert Park, California 94928

         Red Lion Hotel
         7450 Hazard Center Drive
         San Diego, California 92108

         Red Lion Inn
         501 Camino Del Rio
         Durango, Colorado 81301

         Red Lion Hotel, Boise Downtowner
         1800 Fairview
         Boise, Idaho 83702

         Red Lion Inn
         700 West Broadway
         Missoula, Montana 59802

         Red Lion Inn
         400 Industry Street
         Astoria, Oregon 97103

         Red Lion Inn/North
         1415 N.E. Third Street
         Bend, Oregon 97701

         Red Lion Inn
         1313 North Bayshore Drive
         Coos Bay, Oregon 97420

         Red Lion Inn
         205 Coburg Road
         Eugene, Oregon 97401





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         Red Lion Inn
         200 North Riverside
         Medford, Oregon 97501

         Red Lion Inn
         304 S.E. Nye Avenue
         Pendleton, Oregon 97801

         Red Lion Hotel Salt Lake
         255 South West Temple
         Salt Lake City, Utah 84101

         Red Lion Inn
         510 Kelso Drive
         Kelso, Washington 98626

         Red Lion Hotel, Seattle Airport
         18740 Pacific Highway South
         Seattle, Washington 98188

         Red Lion Inn At The Quay
         100 Columbia Street
         Vancouver, Washington 98660

         Red Lion Inn
         1225 North Wenatchee Avenue
         Wenatchee, Washington 98801





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                       EXHIBIT B:  THIRD PARTY GUARANTIES

1. Unconditional Guarantee of Payment and Performance, dated as of August 1, 1995, by and between Red Lion, a California Limited Partnership and La Posada Resort Hotel Limited Partnership.